Exhibit 10.5

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (the "AGREEMENT") is made by and between Telkonet, Inc., a Utah corporation (the "COMPANY"), and Richard J. Leimbach ("EXECUTIVE") as of this 4th day of August, 2010. Executive has been employed by the Company as its Chief Financial Officer since December 11, 2007. The Company and Executive have mutually agreed to the continuation of the employment relationship and the effects of a termination of such relationship and Executive has agreed to release the Company from any claims arising from or related to the employment relationship as described below. In consideration of the promises made herein, the Company and Executive (collectively referred to as the "PARTIES") hereby agree as follows:

1. TRANSITION OF EMPLOYMENT.

(a) CONTINUED EMPLOYMENT; SEPARATION DATE. Executive and the Company acknowledge and agree that Executive's employment as Chief Financial Officer of the Company shall continue on an at-will basis under the terms of this Agreement until June 30, 2010 (the “Separation Date”). Without limiting the effect of the foregoing, Executive acknowledges that the Company may terminate his employment at any time for any reason or no reason. Executive acknowledges and agrees that through the Separation Date, Executive shall continue to (i) perform such duties as are consistent with the Executive’s job title and as may be prescribed from time to time by the Chief Executive Officer or Board of Directors of the Company and (ii) be paid a gross annual base salary of One Hundred and Ninety Thousand Dollars ($190,000.00) pursuant to the Company's regular payroll policy. Except as otherwise provided for herein, Executive shall remain on the Company’s payroll and benefits plan during the period July 1, 2010 through August 6, 2010 during which time he shall assist the Company with the transition of his duties (the last day thereof being the “Transition Date”).

(b) FINAL WAGES. It is acknowledged by the parties that the Company is obligated to the Executive for back wages in the amount of $ $___________ (the “Delinquent Amount”). Following the termination of Executive's employment with the Company for any reason, the Company shall pay Executive as follows: (i) all earned salary through the Separation Date and any other earned wages owed to the Executive through the Separation Date, except as otherwise set forth in this Agreement, pursuant to the following schedule: (A) last regular paycheck on the normal bi-weekly payroll date first occurring after the Separation Date and (B) one thousand per week commencing as of the Transition Date until the Delinquent Amount is reduced to zero, (ii) for all accrued but unused vacation days (__________ hours equaling $______________) of Executive in the amount of one thousand per week commencing as of the Transition Date until the balance is reduce to zero, and (iii) on the Transition Date, all unreimbursed business expenses properly incurred and submitted by Executive prior to the Transition Date. In addition, Company will reimburse Executive promptly for any additional unreimbursed business expenses (not submitted prior to the Transition Date) properly incurred by Executive prior to the Transition Date and submitted by Executive to the Company within two (2) weeks following the Transition Date. Notwithstanding anything to the contrary herein, Company may, in its own sole discretion pay any amounts due to Executive under this Section 1(b) following the conclusion of a Company financing transaction.

2. EMPLOYEE BENEFITS.  Until the Separation Date, Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare or pension benefit plans and programs made available to the Company’s employees generally (including, without limitation, medical, disability and life insurance programs, accidental death and dismemberment protection, leave and participation in retirement plans and deferred compensation plans (“Benefit Plans”), subject, however, to the generally applicable eligibility and other provisions of the various plans and programs and laws and regulations in effect from time to time.  Notwithstanding anything to the contrary herein, until the Separation Date the Company shall maintain in full force and effect all Benefit Plans currently available to the Executive.

3. FINANCING TRANSACTION. No later than five business days following the conclusion of a Company financing transaction (whether a rights offering or otherwise), the Company shall deliver to Executive an award of 333,333 shares of restricted Common Stock (the “Stock Award”) pursuant to the Telkonet, Inc. Amended and Restated Stock Option Plan (the “2002 Plan”) or, in the event sufficient shares are not available then such award shall be pursuant to the successor plan.  Notwithstanding the foregoing, there shall be no restrictions on the shares issued in connection with the Stock Award.

4. NO OTHER PAYMENTS DUE. Executive acknowledges and agrees that upon receipt of the payments to be made on and after the Effective Date pursuant to this Agreement, Executive will have received all salary, accrued vacation, commissions, bonuses, wages, compensation or other such sums due to Executive as of the Separation Date, other than amounts, if any, to be paid after the Separation Date pursuant to this Agreement.

5.  SEVERANCE.

(a)           If Executive is terminated by the Company for any reason other than for “cause,” then Executive shall receive: (i) an amount equal to Executive's base salary payable in accordance with the Company’s payroll schedule applicable to all employees for the period starting on the Transition Date and ending upon the earlier of (x) the expiration of the ensuing two month period and (y) Executive’s commencement of full time employment, provided that, in the event such new position obtained prior to the expiration of the aforementioned two month period is at a rate of pay less than that described in Section 1 hereof, then the Company shall pay to Executive the difference between the payment described herein and the salary for such new position, during the remainder of such two month period and (ii) reimbursement for any applicable premiums Executive pays, during such period (for purposes of clarity, the period being the earlier of (x) the expiration of the ensuing two month period from the Transition Date and (y) Executive’s commencement of full time employment) if the Executive or any of his dependents is eligible for and elects COBRA continuation coverage (as described in Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) under the Company’s health insurance plan.  If Executive’s employment terminates by reason of death or disability, then Executive will be entitled to receive benefits only in accordance with the Company’s then applicable plans, policies, and arrangements.

(b)           For purposes of this Agreement, “cause” shall mean the occurrence of any of the following: (i) theft, fraud, embezzlement, or any other act of dishonesty by Executive; (ii) any material breach by Executive of Executive’s obligations under Section 1(a)(i) of this Agreement which breach is not cured within a reasonable time (but not to exceed thirty (30) days) after written notification thereof to Executive by the Company; (iii) any habitual neglect of duty or misconduct of Executive in discharging any of his duties and responsibilities under this Agreement after a written demand for performance was delivered to Executive that specifically identified the manner in which the Company believed the Executive had failed to discharge his duties and responsibilities, and the Executive failed to resume substantial performance of such duties and responsibilities on a continuous basis immediately following such demand; (iv) commission by Executive of a felony; or (v) any failure or refusal of Executive to comply with the policies, rules and regulations of the Company generally applicable to the Company’s employees, which default, failure or refusal is not cured within a reasonable time (but not to exceed thirty (30) days) after written notification thereof to Executive by the Company. If cause exists for termination, Executive shall be entitled to no further compensation, except for accrued leave and vacation and except as may be required by applicable law.

6. RELEASE OF CLAIMS. In consideration for the Company's obligations set forth in this Agreement, Executive, on behalf of himself and his heirs, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, attorneys, stockholders, administrators, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

 (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to Executive's right to receive, or receipt of, wages or other compensation;

(c) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of the capital stock or other securities of the Company;

(d) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

(e) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, and any family and medical leave acts;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys' fees and costs.

Executive agrees that the release set forth in this Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Agreement.

7. APPLICABLE TAX WITHHOLDING. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law or otherwise authorized to be withheld by Executive.

8. CLAIMS. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement

9. COVENANTS.

(a) GENERAL. Executive agrees that for all periods described in this Agreement, he shall continue to conduct himself in a professional manner that is supportive of the business of the Company.

(b) NON-DISPARAGEMENT. Each Party agrees to refrain from any disparagement, criticism, defamation, or slander of the other Party, or tortious interference with the contracts and relationships of the other Party.

(c) NONDISCLOSURE. Executive acknowledges and agrees that this Agreement in no way modifies Executive's obligations to the Company under the terms of the Noncompetition Agreement between Executive and the Company dated as of December 27, 2004.

10. BREACH OF THE AGREEMENT. Executive acknowledges that upon his breach of this Agreement or the Noncompetition Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Executive agrees that in addition to any other remedies which the Company may have under this Agreement, the Noncompetition Agreement, or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining him from committing or continuing any such violation of the Agreement or the Noncompetition Agreement.

11. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.

12. NO REPRESENTATIONS. Executive has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement.

13. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

14. ARBITRATION. The Parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Milwaukee, Wisconsin before the American Arbitration Association, or by a judge to be mutually agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having proper jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. This Section 14 shall not apply to the Noncompetition Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

15. ENTIRE AGREEMENT. This Agreement, and the exhibits hereto (including the Noncompetition Agreement, represents the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersedes and replaces any and all prior agreements and understandings on the matters addressed herein. The Parties expressly agree that nothing in this Agreement in any way alters the at-will nature of Executive's employment relationship with the Company and, to the extent such employment continues during any period, either party may terminate that employment relationship at any time for any or no reason.

16. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Executive and the Company.

17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Maryland, without regard to its conflicts of law provisions.

18. EFFECTIVE DATE. This Agreement shall be effective on the first date on which it has been signed by both parties and such date shall be referred to in this Agreement as the "EFFECTIVE DATE."

19. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20. ASSIGNMENT. This Agreement may not be assigned by Executive or the Company without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company or to an acquirer of all or substantially all of the Company's business, stock or assets, without the consent of Executive.

21. CONTINUING REPRESENTATIONS. Executive expressly acknowledges and agrees that Executive shall sign a Continuing Representations Certificate, in substantially the same form as attached hereto as Exhibit A, on the Separation Date, reaffirming each of the waivers, releases, warranties and representations contained in this Agreement as of such date and that Employee's rights continue to be as defined by the terms of this Agreement as of such date.

22. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) they have read this Agreement;

(b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) they understand the terms and consequences of this Agreement and of the releases it contains; and

(d) they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above (the “Effective Date”).

Telkonet, Inc.

By: ______________________________
Jason Tienor, Chief Executive Officer

EXECUTIVE

By: ______________________________
Richard J. Leimbach

EXHIBIT A
CONTINUING REPRESENTATIONS CERTIFICATE

This is to certify that the waivers, covenants, warranties and representations made by me and set forth in the Transition Agreement and Release (the "Agreement") dated ____________  __, 2010, between Telkonet, Inc. (the "Company") and me, continue to be true and correct as of the date hereof and that I remain bound by, and my rights continue to be defined by, the terms of the Agreement.

The Agreement is hereby incorporated in its entirety into this Certificate and capitalized terms not defined in this Certificate have the same meanings as in the Agreement.

In addition, I expressly agree and acknowledge as of the date hereof that:
1. I have received all salary, accrued vacation, commissions, bonuses, wages, compensation or other such sums due to me, other than amounts, if any, to be paid after the date hereof pursuant to the Agreement.

2. I, on behalf of myself and my heirs, executors, and assigns, hereby fully and forever release the Company and its officers, directors, employees, investors, attorneys, stockholders, administrators, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that I may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Certificate including, without limitation:

(a) any and all claims relating to or arising from my employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to my right to receive, or receipt of, wages or other compensation;

(c) any and all claims relating to, or arising from, my right to purchase, or actual purchase of shares of the capital stock or other securities of the Company;

(d) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

(e) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, , the Fair Labor Standards Act, and any family and medical leave acts;

(f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g) any and all claims for attorneys' fees and costs.

I agree that the release set forth herein shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Certificate.

I further acknowledge that I am not aware of any claim other than the claims that are released hereunder.

3. I certify that I have complied with all of my obligations under the Agreement.

I have executed this Certificate on the date set forth below.

RICHARD J. LEIMBACH, an individual

Dated as of _____________________

_____________________
Signature